UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 24, 2013 (December 18, 2013)

PETROTERRA CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-159517	26-3106763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

607 28 1/4 Road, Suite 115

Grand Junction, Colorado 81506

(Address of Principal Executive Offices)

(970) 683-5415

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On December 18, 2013, PetroTerra Corp., a Nevada corporation (the “Company”) filed a Certificate of Change (the “Certificate”) with the Secretary of State of the State of Nevada to effect a reverse stock split of its outstanding and authorized shares of common stock at a ratio of 1 for 2 (the “Stock Split”). The Stock Split was approved by the board of directors of the Company. A copy of the Certificate of Change is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

As a result of the Stock Split, the Company’s authorized shares of common stock were decreased from 200,000,000 to 100,000,000 shares of common stock and its authorized shares of preferred stock were decreased from 20,000,000 to 10,000,000 shares of preferred stock. Upon the effectiveness of the Stock Split which occurred on December 20, 2013, the Company’s issued and outstanding shares of common stock was decreased from 126,698,000 to 63,349,000 shares of common stock, all with a par value of $0.001. The Company has no outstanding shares of preferred stock. Fractional shares resulting from the Stock Split were rounded up to the next whole number.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Change filed with the Nevada Secretary of State, dated December 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 24, 2013

PETROTERRA CORP

By:	/s/ John Barton
Name: John Barton
Title: Chief Executive Officer